UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2022

BIO-key International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)

3349 Highway 138, Building A, Suite E
Wall, NJ 07719
(Address of principal executive offices)

(732) 359-1100
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKYI	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2022, BIO-key International, Inc. (the “Company”, “we” or “us”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Alex Rocha, and Swivel Secure Europe, SA, a company organized under the laws of Spain (“Swivel Secure”), pursuant to which the Company will acquire from Mr. Rocha 100% of the issued and outstanding capital stock of Swivel Secure, a Madrid, Spain based provider of identity and access management solutions provider and exclusive distributer of AuthControl® Sentry, AuthControl Enterprise and AuthControl MSP product line in Europe, Middle East, and Africa, excluding the United Kingdom.

The Company will acquire Swivel Secure for an aggregate purchase price of up to $2.25 million, consisting of a base purchase price of $1.75 million, and an earn-out of $500,000. The base purchase price is payable at closing by cash payment of $1.15 million, subject to adjustment based on Swivel Secure’s closing date working capital, and $600,000 of Company common stock,  $200,000 of which will be held back  to secure certain of Mr. Rocha’s indemnification obligations under the Purchase Agreement. The shares will be priced at the 20 day volume-weighted average price of the Company’s common stock immediately prior to the closing as reported on the Nasdaq Capital Market. The earn-out is payable based on Swivel Secure generating $3,000,000 of revenue and $1,000,000 of operating profit during an earn-out period commencing on the closing date and ending on January 31, 2023. The earn-out payment, if any, will be paid at the Company’s option, in cash or shares of Company common stock priced at the 20 day volume-weighted average price of the Company’s common stock immediately prior to the payment date as reported on the Nasdaq Capital Market.

It is expected that Swivel Secure will remain obligated under a $500,000 loan from BBVA Bank and retain cash equal to the outstanding balance due on the loan. At the closing of Purchase Agreement, Swivel Secure will enter into an employment agreement(the “Employment Agreement”) with Mr. Rocha to serve as the CEO of Swivel Secure providing for annual compensation of €215,000, a contractual severance payment in the event that Mr. Rocha’s employment is terminated other than for cause during the first two years of employment, and post-employment non-compete period of two years if termination of employment occurs during the first three years of employment, and one year if termination of employment occurs thereafter.

At the closing of the Purchase Agreement, the Company will enter into an Option Agreement (the “Option Agreement”) with Mr. Rocha pursuant which the Company will have a three year option to purchase all of the assets or equity of Swivel Aman- FZCO, a United Arab Emirates Free Zone Company owned by Mr. Rocha (“Swivel Aman”), for $1.00. At the closing of Purchase Agreement, the Company will enter into a Management Services Agreement (the “Management Agreement”) with Swivel Aman pursuant to which the Company will manage Swivel Aman in consideration of management fee equal to 100% of the revenues of Swivel Aman minus all expenses of Swivel Aman. The Management Agreement has a term of three years and is subject to annual renewal for additional one-year terms.

The Purchase Agreement contains standard and customary representations, warranties, covenants, agreements and indemnities. The representations and warranties contained in the Purchase Agreement were made solely for purposes of the Purchase Agreement, were made solely for the benefit of the parties to the Purchase Agreement, and may not have been intended to be statements of fact but, rather, to be a method of allocating risk and governing the contractual rights and relationships among the parties to the Purchase Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms and may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors. For the foregoing reasons, the representations and warranties contained in the Purchase Agreement should not be relied upon as factual information at the time they were made or otherwise. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Closing of the Purchase Agreement is conditioned upon satisfaction of standard and customary closing conditions, and is expected to occur on or before February 28, 2022.

The foregoing descriptions of the Purchase Agreement, Employment Agreement, Option Agreement, and Management Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements which are filed as Exhibit 2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided under Item 1.01 describing the issuance of shares of Company common stock is incorporated herein by reference. The shares of common stock will be issued in a private placement transaction pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), without general solicitation or advertising of any kind and without payment of placement agent or brokerage fees to any person.

Item 7.01. Regulation FD Disclosure

On February 3, 2022, the Company issued a press release concerning certain events relating to the foregoing. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements, Pro Forma Financial Information and Exhibit.

(d)         Exhibits. The following exhibits are filed or furnished herewith:

Exhibit Number                            Description

2.1*	Stock Purchase Agreement dated February 2, 2022, by and among BIO-key International, Inc., Alex Rocha, and Swivel Secure Europe, SA.

99.1	BIO-key International, Inc. press release dated February 3, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of any such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: February 3, 2022
	By:	/s/ Cecilia C. Welch
Cecilia C. Welch
Chief Financial Officer